Exhibit 99.1

Viad Corp Reports 2019 Second Quarter Results

Organic Growth Continues at Both Business Units

Pursuit Growth Investments Accelerate with Recent Transactions

PHOENIX, July 25, 2019 -- Viad Corp (NYSE: VVI) today announced second quarter 2019 results that reflect continued underlying business growth and contributions from the recent Mountain Park Lodges acquisition.

	Q2 2019	Q2 2018	y-o-y Change
$ in millions, except per share data
Revenue	$402.3	$363.7	10.6%
Organic Revenue*	404.2	363.7	11.1%

Net Income Attributable to Viad	$13.8	$23.5	-41.1%
Income Before Other Items*	29.2	24.5	19.3%

Net Income Attributable to Viad per Share	$0.67	$1.15	-41.7%
Income Before Other Items per Share*	1.44	1.20	20.0%

Adjusted Segment Operating Income*	$47.3	$39.1	21.0%
Adjusted Segment EBITDA*	61.8	54.2	14.1%

•	Revenue of $402.3 million increased 10.6% ($38.6 million) year-over-year, or 11.1% ($40.5 million) on an organic basis (which excludes the impact of acquisitions and exchange rate variances).
o	The organic revenue increase reflects continued growth at both GES and Pursuit.
o	The acquisitions of Mountain Park Lodges and the Belton Chalet contributed revenue of $3.0 million.
o	Exchange rate variances had an unfavorable impact on revenue of $4.9 million.
•	Adjusted segment operating income, adjusted segment EBITDA and income before other items increased compared to the prior year quarter primarily due to the increase in revenue.
•

The GAAP-basis net income attributable to Viad for the 2019 second quarter also included an $11.6 million, after-tax, charge related to our previously anticipated partial withdrawal from the Central States Pension Plan.

Steve Moster, president and chief executive officer, commented, “I am happy to report that GES and Pursuit delivered solid year-over-year growth during the second quarter with operating results that were in line with our prior guidance.  Additionally, we are accelerating our pace of growth investments at Pursuit.  During the second quarter, we acquired a majority stake in the seven Mountain Park Lodges properties in Jasper National Park, as well as the 27-room Belton Chalet near Glacier National Park.  We are preparing to open FlyOver Iceland in Reykjavik next month, and we are underway with plans to develop two additional FlyOver locations that are expected to open in 2021 and 2022.  We also recently

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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entered into an agreement to be the controlling operator of a new geothermal lagoon attraction in Iceland that is expected to open in 2021.”

GES Results

Moster said, “GES delivered revenue growth of 10 percent and strong margin performance during the second quarter.  As expected, our U.S. base same-show revenue was under pressure from select events.  We were successful in driving growth in other areas, including the strategically important corporate client segment where we continue to win new business.  Additionally, we completed some strategic simplification actions during the quarter, including a facility consolidation in Las Vegas and other restructuring actions that will deliver annualized cost savings of about $8 million primarily within our exhibitions line of business.”

	Q2 2019	Q2 2018	y-o-y Change
$ in millions
Revenue	$346.9	$315.3	10.0%
North America Organic Revenue*	284.4	260.9	9.0%
EMEA Organic Revenue*	72.7	60.7	19.9%

Adjusted Segment Operating Income*	$35.3	$29.1	21.3%
Adjusted Segment Operating Margin*	10.2%	9.2%	100 bps

Adjusted Segment EBITDA*	$44.3	$38.7	14.5%
Adjusted Segment EBITDA Margin*	12.8%	12.3%	50 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			(1.7)%
Show Rotation Revenue Change - North America (approx.)(2)			$7
Show Rotation Revenue Change - EMEA (approx.)(2)			$12

(1)

Base same-shows are defined as shows produced by GES out of the same U.S. city during the same quarter in both the current year and prior year.  Base same-shows represented 26.2% of GES North America’s organic revenue during the 2019 second quarter.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

•	GES revenue of $346.9 million increased 10.0% ($31.5 million) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased 11.3% ($35.5 million).
o	North America organic revenue increased 9.0% ($23.5 million) primarily due to growth from corporate clients and new business wins, as well as positive show rotation of approximately $7 million.
o	EMEA organic revenue increased 19.9% ($12.1 million) primarily due to positive show rotation of approximately $12 million.
•	GES adjusted segment operating income of $35.3 million* increased $6.2 million year-over-year, and $6.5 million on an organic basis.
o

North America organic adjusted segment operating income of $30.7 million* increased by $6.9 million primarily due to the increase in revenue and cost reductions resulting from the restructuring actions.

o	EMEA organic adjusted segment operating income of $4.9 million* decreased $0.4 million primarily due to the timing of certain expenses and the revenue mix.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Pursuit Results

Moster said, “Pursuit continues to drive meaningful revenue growth through ongoing efforts to refresh, improve and expand our global collection of travel experiences.  On a same-store basis, we realized continued growth in attractions revenue from our revenue management efforts, as well as our enhanced food and beverage and retail offerings.   And our same-store RevPAR growth was a healthy 4.9 percent year-over-year.  Additionally, we are pleased with the strong start of our new Mountain Park Lodges properties in Jasper National Park.  These properties are a great addition to our Banff Jasper Collection, and give us a meaningful bed base in close proximity to several of our high-margin attractions.”

	Q2 2019	Q2 2018	y-o-y Change
$ in millions
Revenue	$55.4	$48.4	14.6%
Organic Revenue*	53.3	48.4	10.3%

Adjusted Segment Operating Income*	$12.0	$10.0	20.2%
Adjusted Segment Operating Margin*	21.7%	20.7%	100 bps

Adjusted Segment EBITDA*	$17.4	$15.4	13.0%
Adjusted Segment EBITDA Margin*	31.4%	31.9%	-50 bps

Key Performance Indicators:
Same-Store Effective Ticket Price(1)	$35	$33	6.1%
Same-Store Revenue per Attraction Visitor(1)	$46	$42	9.5%
Same-Store Attraction Visitors(1)	650,724	671,920	-3.2%
Same-Store RevPAR(2)	$128	$122	4.9%
Same-Store Room Nights Available(2)	66,689	66,181	0.8%
(1)

Same-store effective ticket price is calculated as revenue from the sale of attraction tickets divided by the total number of tickets sold for all comparable Pursuit attractions, expressed on a constant currency basis. Same-store revenue per attraction visitor is a similar measure but also takes into consideration ancillary revenue derived from food and beverage and retail offerings at the comparable attractions.  Comparable attractions are defined as those operated by Pursuit for the entirety of both periods.

(2)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those operated by Pursuit for the entirety of both periods. Accordingly, the measures shown above do not include the Mountain Park Lodges (acquired June 2019), the Belton Chalet (acquired May 2019), and the Mount Royal Hotel (closed from December 2016 through June 2018 due to fire damage).

•

Pursuit revenue of $55.4 million increased 14.6% ($7.1 million) year-over-year. On an organic basis, which excludes the impact of acquisitions and exchange rate variances, revenue increased 10.3% ($5.0 million) primarily due to stronger performance from our food and beverage and retail operations as a result of our refresh projects, our revenue management efforts, and the re-opening of the Mount Royal Hotel.

•

Pursuit adjusted segment operating income of $12.0 million* increased $2.0 million year-over-year. Organic adjusted segment operating income of $10.6 million* increased $0.6 million primarily due to the increase in revenue, partially offset by additional costs to support continued expansion of the business.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•

The acquisition of Mountain Park Lodges (on June 8, 2019) and the Belton Chalet (on May 21, 2019) contributed $3.0 million in revenue and $1.9 million in adjusted segment EBITDA ($1.2 million attributable to Viad shareholders).

•	Exchange rate variances had a negative impact of $0.9 million on revenue and $0.1 million on adjusted segment operating income.

Cash Flow / Capital Structure

•	Our cash flow from operations was $31.4 million for the 2019 second quarter.
•	Our capital expenditures for the quarter totaled $27.0 million, comprising $20.0 million for Pursuit and $7.0 million for GES.
•	We acquired Mountain Park Lodges properties and the Belton Chalet for an aggregate purchase price of approximately $79 million.
•

Our return of capital totaled $2.0 million for the quarter (which represented quarterly dividends of $0.10 per share).  We had 600,067 shares remaining under our current repurchase authorization at June 30, 2019.

•	Our debt proceeds (net) totaled $71.7 million for the quarter.
•	Our cash and cash equivalents were $45.6 million, debt was $326.6 million, and our debt-to-capital ratio was 39.3% at June 30, 2019.

Business Outlook

2019 Full Year Guidance

Moster said, “We have updated our guidance to reflect additional revenue and profits from our acquisitions of the Mountain Park Lodges properties and the Belton Chalet, partially offset by a later than previously anticipated opening of FlyOver Iceland due to construction delays and a revised outlook for group visitation from certain long-haul markets.  Overall, we have raised our adjusted segment EBITDA guidance by approximately $7 million, and we continue to expect healthy underlying revenue growth at both business units.”

•	We expect consolidated revenue to increase at a mid-single digit rate from 2018 full year revenue, driven by growth at both GES and Pursuit.
•	We expect consolidated adjusted segment EBITDA to be in the range of $159 million to $166 million, as compared to $146.3 million* in 2018.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	The outlook for our business units is as follows:
	GES	Pursuit
$ in millions
Revenue	Up low-single digits (from $1,111 in 2018)	Up 20% to 23.5% (from $185 in 2018)
Adjusted Segment EBITDA	$76 to $80 (vs. $77.7* in 2018)	$82.5 to $86.5 (vs. $68.6* in 2018)
Depreciation & Amortization	$37 to $39	$23 to $24
Adjusted Segment Operating Income	$38 to $42 (vs. $39.8* in 2018)	$59 to $63 (vs. $49.9* in 2018)
Capital Expenditures	$30 to $33 (inclusive of about $10 for growth projects)	$58 to $62 (inclusive of about $45 for growth projects, including FlyOver Las Vegas)

•

Our guidance assumes that exchange rates during the remainder of 2019 will approximate $0.76 U.S. Dollars per Canadian Dollar and $1.27 U.S. Dollars per British Pound.  As compared to 2018, we expect exchange rate variances to impact 2019 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$(12.0)	$(10.0)	$(2.0)
Adjusted Segment Operating Income	$(0.5)	$(0.5)	$—
Income per Share Before Other Items	$(0.02)

•

We expect GES show rotation to have a net negative impact on full year revenue of about $20 million versus 2018.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Act.	Q2 Act.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(2)	$19	$(45)	$5 - $10	$(20)
•	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
•

We expect Pursuit’s 2019 growth to be fueled primarily by investments to support our Refresh, Build, Buy strategy, which are expected to contribute incremental revenue of approximately $28 million to $32 million during 2019, inclusive of $17 million to $19 million from the Mountain Park Lodges and Belton Chalet acquisitions.  Additionally, we expect to realize mid-single digit revenue growth across the rest of our attractions and hospitality assets.

•

We expect start-up costs related to the development of Pursuit’s FlyOver attractions to approximate $1.5 million during 2019.  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

•	We expect corporate activities expense to be in the range of $11 million to $12 million, including $1.1 million of year-to-date acquisition transaction-related costs.
•	We expect our effective tax rate on income before other items to be approximately 29%.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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2019 Third Quarter Guidance

			2019 Guidance
	2018		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$246.1		$215	to	$230	$(1.0)
Pursuit	112.1		$135	to	$140	(0.5)
Adjusted Segment Operating Income:
GES	$1.2	*	$(14.0)	to	$(11.0)	$—
Pursuit	55.8	*	68.0	to	71.0	(0.5)

Income per Share Before Other Items	$1.72	*	$1.58	to	$1.73	$(0.01)

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•

We expect GES third quarter results to decrease primarily due to negative show rotation revenue of approximately $45 million, partially offset by continued new business wins. Our operating income guidance also reflects higher performance-based incentive expense, partially offset by savings from the second quarter restructuring actions.

•

We expect Pursuit third quarter results to increase primarily due to our Refresh, Build, Buy investments, and continued focus on revenue management across our attraction and hospitality portfolio.  We expect the Mountain Park Lodges and Belton Chalet acquisitions to contribute third quarter revenue of $11 million to $13 million.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of second quarter 2019 results on Thursday, July 25, 2019 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (800) 846-0305 or (402) 998-0543 (no passcode is required), or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two businesses: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas (opening in 2021) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	fluctuations in general economic conditions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	seasonality of our businesses;
•	transportation disruptions and increases in transportation costs;
•	natural disasters and other catastrophic events;
•	the impact of recent U.S. tax legislation;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	liabilities relating to prior and discontinued operations;
•	adverse effects of show rotation on our periodic results and operating margins;
•	our exposure to currency exchange rate fluctuations; our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	the effects of the United Kingdom’s exit from the European Union; and
•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY RESULTS

(UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Revenue:
GES:
North America	$283,682	$260,891	$22,791	8.7%	$506,923	$482,955	$23,968	5.0%
EMEA	69,505	60,662	8,843	14.6%	123,881	109,582	14,299	13.0%
Intersegment eliminations	(6,317)	(6,231)	(86)	-1.4%	(9,007)	(9,509)	502	5.3%
Total GES	346,870	315,322	31,548	10.0%	621,797	583,028	38,769	6.6%
Pursuit	55,409	48,355	7,054	14.6%	66,076	58,077	7,999	13.8%
Total revenue	$402,279	$363,677	$38,602	10.6%	$687,873	$641,105	$46,768	7.3%

Segment operating income (loss):
GES:
North America	$30,589	$23,767	$6,822	28.7%	$31,197	$23,688	$7,509	31.7%
EMEA	4,664	5,238	(574)	-11.0%	5,799	5,897	(98)	-1.7%
Total GES	35,253	29,005	6,248	21.5%	36,996	29,585	7,411	25.0%
Pursuit	11,313	9,757	1,556	15.9%	(1,682)	(1,638)	(44)	-2.7%
Segment operating income	46,566	38,762	7,804	20.1%	35,314	27,947	7,367	26.4%
Corporate eliminations	17	17	—	0.0%	33	33	—	0.0%
Corporate activities (Note A)	(3,282)	(2,535)	(747)	-29.5%	(5,115)	(4,752)	(363)	-7.6%
Restructuring charges (Note B)	(4,455)	(662)	(3,793)	**	(5,143)	(824)	(4,319)	**
Impairment recoveries	—	35	(35)	-100.0%	—	35	(35)	-100.0%
Legal settlement (Note C)	—	—	—	**	(8,500)	—	(8,500)	**
Pension plan withdrawal (Note D)	(15,508)	—	(15,508)	**	(15,508)	—	(15,508)	**
Other expense	(456)	(543)	87	16.0%	(911)	(781)	(130)	-16.6%
Net interest expense (Note E)	(2,874)	(2,301)	(573)	-24.9%	(5,691)	(4,286)	(1,405)	-32.8%
Income (loss) from continuing operations before income taxes	20,008	32,773	(12,765)	-38.9%	(5,521)	17,372	(22,893)	**
Income tax (expense) benefit (Note F)	(6,565)	(9,114)	2,549	28.0%	1,030	(4,476)	5,506	**
Income (loss) from continuing operations	13,443	23,659	(10,216)	-43.2%	(4,491)	12,896	(17,387)	**
Income (loss) from discontinued operations (Note G)	460	(279)	739	**	173	649	(476)	-73.3%
Net income (loss)	13,903	23,380	(9,477)	-40.5%	(4,318)	13,545	(17,863)	**
Net (income) loss attributable to noncontrolling interest	(331)	33	(364)	**	89	397	(308)	-77.6%
Net loss attributable to redeemable noncontrolling interest	252	77	175	**	276	161	115	71.4%
Net income (loss) attributable to Viad	$13,824	$23,490	$(9,666)	-41.1%	$(3,953)	$14,103	$(18,056)	**

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$13,364	$23,769	$(10,405)	-43.8%	$(4,126)	$13,454	$(17,580)	**
Income (loss) from discontinued operations (Note G)	460	(279)	739	**	173	649	(476)	-73.3%
Net income (loss)	$13,824	$23,490	$(9,666)	-41.1%	$(3,953)	$14,103	$(18,056)	**

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$0.65	$1.16	$(0.51)	-44.0%	$(0.22)	$0.65	$(0.87)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	0.02	(0.01)	0.03	**	0.01	0.04	(0.03)	-75.0%
Net income (loss) attributable to Viad common shareholders	$0.67	$1.15	$(0.48)	-41.7%	$(0.21)	$0.69	$(0.90)	**

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$0.65	$1.16	$(0.51)	-44.0%	$(0.22)	$0.65	$(0.87)	**
Income (loss) from discontinued operations attributable to Viad common shareholders	0.02	(0.01)	0.03	**	0.01	0.04	(0.03)	-75.0%
Net income (loss) attributable to Viad common shareholders	$0.67	$1.15	$(0.48)	-41.7%	$(0.21)	$0.69	$(0.90)	**

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,143	20,209	(66)	-0.3%	20,110	20,208	(98)	-0.5%
Weighted-average outstanding and potentially dilutive common shares	20,266	20,436	(170)	-0.8%	20,110	20,446	(336)	-1.6%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY RESULTS

(UNAUDITED)

(A)

Corporate Activities — The increase in corporate activities expense during the three months ended June 30, 2019 relative to 2018 was primarily due to higher acquisition transaction-related costs in 2019. The increase in corporate activities expense during the six months ended June 30, 2019 relative to 2018 was primarily due to an increase in performance-based compensation expense and higher acquisition transaction-related costs in 2019, offset in part by a gain on sale of corporate fixed assets.

(B)

Restructuring Charges — During the three and six months ended June 30, 2019, we recorded restructuring charges primarily related to the elimination of certain positions and facility consolidations at GES. During the three months ended June 30, 2018, we recorded restructuring charges primarily related to the elimination of certain positions at GES. During the six months ended June 30, 2018, we recorded restructuring charges primarily related to the elimination of certain positions at GES and Pursuit.

(C)	Legal Settlement — During the six months ended June 30, 2019, we recorded a charge related to a legal settlement at GES involving a former industry contractor.
(D)

Pension Plan Withdrawal — During the three months ended June 30, 2019, we finalized the terms of a new collective-bargaining agreement with a certain union. The terms include a withdrawal from the under-funded Central States Pension Plan. Accordingly, we recorded a charge of $15.5 million, which represents the estimated present value of future contributions we will be required to make to the plan as a result of this partial withdrawal from the plan.

(E)	Net Interest Expense — The increase in net interest expense for the three and six months ended June 30, 2019 relative to 2018 was primarily due to higher debt balances and interest rates in 2019.
(F)

Income Taxes — Our effective income tax rate for the three months ended June 30, 2019 was 33%, as compared to 28% for the three months ended June 30, 2018.  The increase in the effective rate was primarily related to increased non-deductible expenses and our mix of domestic versus foreign income, which is taxed at higher rates.  For the six months ended June 30, 2019, our effective income tax rate was a 19% benefit on our pre-tax loss, as compared to a 26% tax expense rate on our pre-tax income during the six months ended June 30, 2018.  The lower rate in 2019 was primarily due to increased non-deductible expenses and our mix of domestic versus foreign income, which is taxed at higher rates.

(G)

Income (Loss) from Discontinued Operations — Income from discontinued operations for the three and six months ended June 30, 2019 was primarily related to a favorable legal settlement related to previously sold operations. Loss from discontinued operations for the three months ended June 30, 2018 was primarily related to legal expenses associated with previously sold operations.  Income from discontinued operations for the six months ended June 30, 2018 was primarily related to a favorable legal settlement related to previously sold operations.

	Three months ended June 30,				Six months ended June 30,
($ in thousands, except per share data)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Net income (loss) attributable to Viad	$13,824	$23,490	$(9,666)	-41.1%	$(3,953)	$14,103	$(18,056)	**
Less: Allocation to nonvested shares	(102)	(222)	120	54.1%	—	(139)	139	-100.0%
Adjustment to the redemption value of redeemable noncontrolling interest	(179)	(52)	(127)	**	(266)	(90)	(176)	**
Net income (loss) allocated to Viad common shareholders	$13,543	$23,216	$(9,673)	-41.7%	$(4,219)	$13,874	$(18,093)	**

Weighted-average outstanding common shares	20,143	20,209	(66)	-0.3%	20,110	20,208	(98)	-0.5%

Basic income (loss) per common share attributable to Viad common shareholders	$0.67	$1.15	$(0.48)	-41.7%	$(0.21)	$0.69	$(0.90)	**

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income/(Loss) Before Other Items", "Adjusted EBITDA", "Adjusted Segment EBITDA" and "Adjusted Segment Operating Income/(Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Income before other items:
Net income (loss) attributable to Viad	$13,824	$23,490	$(9,666)	-41.1%	$(3,953)	$14,103	$(18,056)	**
(Income) loss from discontinued operations attributable to Viad	(460)	279	(739)	**	(173)	(649)	476	73.3%
Income (loss) from continuing operations attributable to Viad	13,364	23,769	(10,405)	-43.8%	(4,126)	13,454	(17,580)	**
Restructuring charges, pre-tax	4,455	662	3,793	**	5,143	824	4,319	**
Impairment recoveries, pre-tax	—	(35)	35	-100.0%	—	(35)	35	-100.0%
Legal settlement, pre-tax	—	—	—	**	8,500	—	8,500	**
Pension plan withdrawal, pre-tax	15,508	—	15,508	**	15,508	—	15,508	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	1,481	381	1,100	**	2,018	821	1,197	**
Tax expense on above items	(5,376)	(231)	(5,145)	**	(7,795)	(364)	(7,431)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(252)	(77)	(175)	**	(276)	(161)	(115)	-71.4%
Income before other items	$29,180	$24,469	$4,711	19.3%	$18,972	$14,539	$4,433	30.5%

(per diluted share)
Income before other items:
Net income (loss) attributable to Viad	$0.67	$1.15	$(0.48)	-41.7%	$(0.21)	$0.69	$(0.90)	**
(Income) loss from discontinued operations attributable to Viad	(0.02)	0.01	(0.03)	**	(0.01)	(0.04)	0.03	75.0%
Income (loss) from continuing operations attributable to Viad	0.65	1.16	(0.51)	-44.0%	(0.22)	0.65	(0.87)	**
Restructuring charges, pre-tax	0.22	0.03	0.19	**	0.25	0.04	0.21	**
Impairment recoveries, pre-tax	—	—	—	**	—	—	—	**
Legal settlement, pre-tax	—	—	—	**	0.42	—	0.42	**
Pension plan withdrawal, pre-tax	0.77	—	0.77	**	0.77	—	0.77	**
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.07	0.02	0.05	**	0.10	0.04	0.06	**
Tax expense on above items	(0.26)	(0.01)	(0.25)	**	(0.37)	(0.01)	(0.36)	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(0.01)	—	(0.01)	**	(0.01)	(0.01)	—	0.0%
Income before other items	$1.44	$1.20	$0.24	20.0%	$0.94	$0.71	$0.23	32.4%

($ in thousands)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$13,824	$23,490	$(9,666)	-41.1%	$(3,953)	$14,103	$(18,056)	**
(Income) loss from discontinued operations attributable to Viad	(460)	279	(739)	**	(173)	(649)	476	73.3%
Impairment recoveries, pre-tax	—	(35)	35	-100.0%	—	(35)	35	-100.0%
Interest expense	2,957	2,354	603	25.6%	5,872	4,423	1,449	32.8%
Income tax expense (benefit)	6,565	9,114	(2,549)	-28.0%	(1,030)	4,476	(5,506)	**
Depreciation and amortization	14,527	15,115	(588)	-3.9%	27,715	28,178	(463)	-1.6%
Other noncontrolling interest	(322)	(54)	(268)	**	(267)	18	(285)	**
Adjusted EBITDA	$37,091	$50,263	$(13,172)	-26.2%	$28,164	$50,514	$(22,350)	-44.2%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended June 30,				Six months ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Acquisition integration costs - GES[1]	$—	$69	$(69)	-100.0%	$—	$130	$(130)	-100.0%
Acquisition integration costs - Pursuit[1]	33	—	$33	**	33	—	33	**
Acquisition transaction-related costs - Pursuit[1]	86	56	30	53.6%	271	68	203	**
Acquisition transaction-related costs - Corporate[2]	755	50	705	**	1,050	186	864	**
FlyOver start-up costs[1,3]	607	206	401	**	664	437	227	51.9%
Acquisition-related and other non-recurring expenses, pre-tax	$1,481	$381	$1,100	**	$2,018	$821	$1,197	**

1 Included in segment operating income (loss)

2 Included in corporate activities

3 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland and Las Vegas

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

	Three months ended June 30, 2019				Three months ended June 30, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$402,279	3,018	$(4,891)	$404,152	$363,677	$—	$363,677
Net income attributable to Viad	$13,824				$23,490
Net income (loss) attributable to noncontrolling interest	331				(33)
Net loss attributable to redeemable noncontrolling interest	(252)				(77)
(Income) loss from discontinued operations	(460)				279
Income tax expense	6,565				9,114
Net interest expense	2,874				2,301
Other expense	456				543
Pension plan withdrawal	15,508				—
Impairment recoveries	—				(35)
Restructuring charges	4,455				662
Corporate activities expense	3,282				2,535
Corporate eliminations	(17)				(17)
Segment operating income	$46,566	$1,518	$(457)	$45,505	$38,762	$—	$38,762
FlyOver start-up costs [1]	607	—	—	607	206	—	206
Integration costs	33	33	—	—	69	—	69
Acquisition transaction-related costs	86	—	(1)	87	56	—	56
Adjusted segment operating income	47,292	1,551	(458)	46,199	39,093	—	39,093
Segment depreciation	11,098	255	(162)	11,005	12,207	—	12,207
Segment amortization	3,371	98	(31)	3,304	2,852	—	2,852
Adjusted Segment EBITDA	$61,761	$1,904	$(651)	$60,508	$54,152	$—	$54,152
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	(647)	(711)	(1)	65	(6)	—	(6)
Adjusted Segment EBITDA Attributable to Viad	$61,114	$1,193	$(652)	$60,573	$54,146	$—	$54,146
Adjusted segment operating margin	11.8%	51.4%	9.4%	11.4%	10.7%		10.7%
Adjusted segment EBITDA margin	15.4%	63.1%	13.3%	15.0%	14.9%		14.9%

GES:
Revenue	$346,870	$—	$(3,963)	$350,833	$315,322	$—	$315,322
Segment operating income	$35,253	$—	$(328)	$35,581	$29,005	$—	$29,005
Integration costs	—	—	—	—	69	—	69
Adjusted segment operating income	35,253	—	(328)	35,581	29,074	—	29,074
Depreciation	6,322	—	(72)	6,394	7,268	—	7,268
Amortization	2,768	—	(16)	2,784	2,400	—	2,400
Adjusted Segment EBITDA	$44,343	$—	$(416)	$44,759	$38,742	$—	$38,742
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$44,343	$—	$(416)	$44,759	$38,742	$—	$38,742
Adjusted segment operating margin	10.2%		8.3%	10.1%	9.2%		9.2%
Adjusted segment EBITDA margin	12.8%		10.5%	12.8%	12.3%		12.3%

GES North America:
Revenue	$283,682	$—	$(731)	$284,413	$260,891	$—	$260,891
Segment operating income	$30,589	$—	$(128)	$30,717	$23,767	$—	$23,767
Integration costs	—	—	—	—	69	—	69
Adjusted segment operating income	30,589	—	(128)	30,717	23,836	—	23,836
Depreciation	5,030	—	(8)	5,038	5,751	—	5,751
Amortization	2,500	—	—	2,500	2,095	—	2,095
Adjusted Segment EBITDA	$38,119	$—	$(136)	$38,255	$31,682	$—	$31,682
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$38,119	$-	$(136)	$38,255	$31,682	$—	$31,682
Adjusted segment operating margin	10.8%		17.5%	10.8%	9.1%		9.1%
Adjusted segment EBITDA margin	13.4%		18.6%	13.5%	12.1%		12.1%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended June 30, 2019				Three months ended June 30, 2018
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES EMEA:
Revenue	$69,505	$—	$(3,232)	$72,737	$60,662	$—	$60,662
Segment operating income	$4,664	$—	$(200)	$4,864	$5,238	$—	$5,238
Integration costs	—	—	—	—	—	—	—
Adjusted segment operating income	4,664	—	(200)	4,864	5,238	—	5,238
Depreciation	1,292	—	(64)	1,356	1,517	—	1,517
Amortization	268	—	(16)	284	305	—	305
Adjusted Segment EBITDA	$6,224	$—	$(280)	$6,504	$7,060	$—	$7,060
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$6,224	$—	$(280)	$6,504	$7,060	$-	$7,060
Adjusted segment operating margin	6.7%		6.2%	6.7%	8.6%		8.6%
Adjusted segment EBITDA margin	9.0%		8.7%	8.9%	11.6%		11.6%

Pursuit:
Revenue	$55,409	3,018	$(928)	$53,319	$48,355	$—	$48,355
Segment operating income	$11,313	$1,518	$(129)	$9,924	$9,757	$—	$9,757
Integration costs	33	33	—	—	—	—	—
Acquisition transaction-related costs	86	—	(1)	87	56	—	56
FlyOver start-up costs[1]	607	—	—	607	206	—	206
Adjusted segment operating income	12,039	1,551	(130)	10,618	10,019	—	10,019
Depreciation	4,776	255	(90)	4,611	4,939	—	4,939
Amortization	603	98	(15)	520	452	—	452
Adjusted Segment EBITDA	$17,418	$1,904	$(235)	$15,749	$15,410	$—	$15,410
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	(647)	(711)	(1)	65	(6)	—	(6)
Adjusted Segment EBITDA Attributable to Viad	$16,771	$1,193	$(236)	$15,814	$15,404	$—	$15,404
Adjusted segment operating margin	21.7%	51.4%	14.0%	19.9%	20.7%		20.7%
Adjusted segment EBITDA margin	31.4%	63.1%	25.3%	29.5%	31.9%		31.9%

(A)	Acquisitions include Mountain Park Lodges (acquired June 2019) and Belton Chalet (acquired May 2019) for Pursuit.

1 Includes costs related to the development of Pursuit's new FlyOver attractions in Iceland and Las Vegas

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2018
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.47)	$1.15	$1.83	$(0.12)	$2.40
(Income) loss from discontinued operations attributable to Viad	(0.04)	0.01	0.01	(0.05)	(0.07)
Income (loss) from continuing operations attributable to Viad	(0.51)	1.16	1.84	(0.17)	2.33
Restructuring charges, pre-tax	0.01	0.03	0.01	0.03	0.08
Acquisition-related costs and other non-recurring expenses, pre-tax	0.02	0.02	0.03	0.01	0.08
Tax benefit on above items	(0.01)	(0.01)	—	(0.01)	(0.03)
Adjustment related to Tax Reform	—	—	(0.15)	—	(0.15)
Unfavorable tax matters	—	—	—	0.05	0.05
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	(0.01)	—	(0.02)
Income (loss) before other items	$(0.49)	$1.20	$1.72	$(0.09)	$2.34

	Q3 2018			FY 2018
Adjusted segment operating income and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income attributable to Viad			$37,389			$49,170
Net income attributable to noncontrolling interest			1,287			542
Net loss attributable to redeemable noncontrolling interest			(128)			(317)
(Income) loss from discontinued operations			246			(1,481)
Income tax expense			10,806			17,095
Net interest expense			2,507			9,286
Other expense, pre-tax			527			1,744
Impairment recoveries, pre-tax			—			(35)
Restructuring charges, pre-tax			175			1,587
Corporate activities expense			3,777			10,993
Corporate eliminations			(18)			(67)
Segment operating income	$1,160	$55,408	$56,568	$39,602	$48,915	$88,517
FlyOver Iceland start-up costs	—	351	351	—	862	862
Integration costs	25	—	25	155	—	155
Acquisition transaction-related costs	—	29	29	—	136	136
Adjusted segment operating income	1,185	55,788	56,973	39,757	49,913	89,670
Segment depreciation	7,077	6,156	13,233	28,456	17,167	45,623
Segment amortization	2,354	542	2,896	9,470	1,523	10,993
Adjusted segment EBITDA	$10,616	$62,486	$73,102	$77,683	$68,603	$146,286
Adjusted Segment EBITDA attributable to noncontrolling interest	—	(1,959)	(1,959)	—	(1,117)	(1,117)
Adjusted segment EBITDA attributable to Viad	$10,616	$60,527	$71,143	$77,683	$67,486	$145,169

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$277,428	$363,677	$358,163	$296,916	$1,296,184
Net income (loss) attributable to Viad	$(9,387)	$23,490	$37,389	$(2,322)	$49,170
Net income (loss) attributable to noncontrolling interest	(364)	(33)	1,287	(348)	542
Net loss attributable to redeemable noncontrolling interest	(84)	(77)	(128)	(28)	(317)
(Income) loss from discontinued operations	(928)	279	246	(1,078)	(1,481)
Income tax expense (benefit)	(4,638)	9,114	10,806	1,813	17,095
Net interest expense	1,985	2,301	2,507	2,493	9,286
Other expense	238	543	527	436	1,744
Impairment recoveries	—	(35)	—	—	(35)
Restructuring charges	162	662	175	588	1,587
Corporate activities expense	2,217	2,535	3,777	2,464	10,993
Corporate eliminations	(16)	(17)	(18)	(16)	(67)
Segment operating income (loss)	$(10,815)	$38,762	$56,568	$4,002	$88,517
FlyOver Iceland start-up costs	231	206	351	74	862
Integration costs	61	69	25	—	155
Acquisition transaction-related costs	12	56	29	39	136
Adjusted segment operating income (loss)	(10,511)	39,093	56,973	4,115	89,670
Segment depreciation	10,319	12,207	13,233	9,864	45,623
Segment amortization	2,688	2,852	2,896	2,557	10,993
Adjusted Segment EBITDA	$2,496	$54,152	$73,102	$16,536	$146,286
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	479	(6)	(1,959)	369	(1,117)
Adjusted Segment EBITDA Attributable to Viad	$2,975	$54,146	$71,143	$16,905	$145,169
Adjusted segment operating margin	-3.8%	10.7%	15.9%	1.4%	6.9%
Adjusted segment EBITDA margin	0.9%	14.9%	20.4%	5.6%	11.3%

GES:
Revenue	$267,706	$315,322	$246,110	$281,759	$1,110,897
Segment operating income	$580	$29,005	$1,160	$8,857	$39,602
Integration costs	61	69	25	—	155
Adjusted segment operating income	641	29,074	1,185	8,857	39,757
Depreciation	7,352	7,268	7,077	6,759	28,456
Amortization	2,415	2,400	2,354	2,301	9,470
Adjusted Segment EBITDA	$10,408	$38,742	$10,616	$17,917	$77,683
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$10,408	$38,742	$10,616	$17,917	$77,683
Adjusted segment operating margin	0.2%	9.2%	0.5%	3.1%	3.6%
Adjusted segment EBITDA margin	3.9%	12.3%	4.3%	6.4%	7.0%

GES North America:
Revenue	$222,064	$260,891	$200,855	$225,980	$909,790
Segment operating income (loss)	$(79)	$23,767	$1,367	$4,926	$29,981
Integration costs	61	69	25	—	155
Adjusted segment operating income (loss)	(18)	23,836	1,392	4,926	30,136
Depreciation	5,748	5,751	5,577	5,505	22,581
Amortization	2,094	2,095	2,060	2,026	8,275
Adjusted Segment EBITDA	$7,824	$31,682	$9,029	$12,457	$60,992
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$7,824	$31,682	$9,029	$12,457	$60,992
Adjusted segment operating margin	0.0%	9.1%	0.7%	2.2%	3.3%
Adjusted segment EBITDA margin	3.5%	12.1%	4.5%	5.5%	6.7%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2018
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$48,920	$60,662	$47,634	$61,031	$218,247
Segment operating income (loss)	$659	$5,238	$(207)	$3,931	$9,621
Integration costs	—	—	—	—	—
Adjusted segment operating income (loss)	659	5,238	(207)	3,931	9,621
Depreciation	1,604	1,517	1,500	1,254	5,875
Amortization	321	305	294	275	1,195
Adjusted Segment EBITDA	$2,584	$7,060	$1,587	$5,460	$16,691
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$2,584	$7,060	$1,587	$5,460	$16,691
Adjusted segment operating margin	1.3%	8.6%	-0.4%	6.4%	4.4%
Adjusted segment EBITDA margin	5.3%	11.6%	3.3%	8.9%	7.6%

Pursuit:
Revenue	$9,722	$48,355	$112,053	$15,157	$185,287
Segment operating income (loss)	$(11,395)	$9,757	$55,408	$(4,855)	$48,915
Integration costs	—	—	—	—	—
Acquisition transaction-related costs	12	56	29	39	136
FlyOver Iceland start-up costs	231	206	351	74	862
Adjusted segment operating income (loss)	(11,152)	10,019	55,788	(4,742)	49,913
Depreciation	2,967	4,939	6,156	3,105	17,167
Amortization	273	452	542	256	1,523
Adjusted Segment EBITDA	$(7,912)	$15,410	$62,486	$(1,381)	$68,603
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	479	(6)	(1,959)	369	(1,117)
Adjusted Segment EBITDA Attributable to Viad	$(7,433)	$15,404	$60,527	$(1,012)	$67,486
Adjusted segment operating margin	**	20.7%	49.8%	-31.3%	26.9%
Adjusted segment EBITDA margin	-81.4%	31.9%	55.8%	-9.1%	37.0%

** Greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
Viad Consolidated:
Revenue	$325,807	$364,774	$339,099	$277,285	$1,306,965
Net income (loss) attributable to Viad	$6,777	$27,947	$44,657	$(21,674)	$57,707
Net income (loss) attributable to noncontrolling interest	(264)	(73)	1,084	(224)	523
Net loss attributable to redeemable noncontrolling interest	—	—	—	(46)	(46)
(Income) loss from discontinued operations	816	(509)	101	(140)	268
Income tax expense	2,741	10,178	20,010	12,969	45,898
Net interest expense	2,047	2,017	2,043	1,878	7,985
Other expense	452	222	248	1,106	2,028
Impairment recoveries	(2,384)	(2,247)	(24,467)	—	(29,098)
Restructuring charges	394	168	255	187	1,004
Corporate activities expense	2,541	2,920	4,425	2,510	12,396
Corporate eliminations	(16)	(16)	(18)	(17)	(67)
Segment operating income (loss)	$13,104	$40,607	$48,338	$(3,451)	$98,598
FlyOver Iceland start-up costs	—	—	—	125	125
Integration costs	213	49	25	48	335
Acquisition transaction-related costs	188	—	—	12	200
Adjusted segment operating income (loss)	13,505	40,656	48,363	(3,266)	99,258
Segment depreciation	9,036	11,220	12,485	9,768	42,509
Segment amortization	3,059	3,253	3,301	2,795	12,408
Adjusted Segment EBITDA	$25,600	$55,129	$64,149	$9,297	$154,175
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	363	46	(1,848)	295	(1,144)
Adjusted Segment EBITDA Attributable to Viad	$25,963	$55,175	$62,301	$9,592	$153,031
Adjusted segment operating margin	4.1%	11.1%	14.3%	-1.2%	7.6%
Adjusted segment EBITDA margin	7.9%	15.1%	18.9%	3.4%	11.8%

GES:
Revenue	$317,871	$320,109	$232,119	$262,998	$1,133,097
Segment operating income (loss)	$23,379	$30,669	$(5,522)	$2,205	$50,731
Integration costs	125	(30)	20	46	161
Adjusted segment operating income (loss)	23,504	30,639	(5,502)	2,251	50,892
Depreciation	6,285	6,638	6,691	6,830	26,444
Amortization	2,787	2,799	2,715	2,518	10,819
Adjusted Segment EBITDA	$32,576	$40,076	$3,904	$11,599	$88,155
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$32,576	$40,076	$3,904	$11,599	$88,155
Adjusted segment operating margin	7.4%	9.6%	-2.4%	0.9%	4.5%
Adjusted segment EBITDA margin	10.2%	12.5%	1.7%	4.4%	7.8%

GES North America:
Revenue	$273,589	$263,664	$199,153	$207,546	$943,952
Segment operating income (loss)	$21,767	$25,110	$(2,967)	$(2,715)	$41,195
Integration costs	125	(59)	9	36	111
Adjusted segment operating income (loss)	21,892	25,051	(2,958)	(2,679)	41,306
Depreciation	5,039	5,264	5,341	5,416	21,060
Amortization	2,371	2,370	2,276	2,182	9,199
Adjusted Segment EBITDA	$29,302	$32,685	$4,659	$4,919	$71,565
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$29,302	$32,685	$4,659	$4,919	$71,565
Adjusted segment operating margin	8.0%	9.5%	-1.5%	-1.3%	4.4%
Adjusted segment EBITDA margin	10.7%	12.4%	2.3%	2.4%	7.6%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	2017
($ in thousands)	Q1	Q2	Q3	Q4	Full Year
GES EMEA:
Revenue	$47,506	$63,208	$39,668	$59,443	$209,825
Segment operating income (loss)	$1,612	$5,559	$(2,555)	$4,920	$9,536
Integration costs	—	29	11	10	50
Adjusted segment operating income (loss)	1,612	5,588	(2,544)	4,930	9,586
Depreciation	1,246	1,374	1,350	1,414	5,384
Amortization	416	429	439	336	1,620
Adjusted Segment EBITDA	$3,274	$7,391	$(755)	$6,680	$16,590
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	—	—	—	—	—
Adjusted Segment EBITDA Attributable to Viad	$3,274	$7,391	$(755)	$6,680	$16,590
Adjusted segment operating margin	3.4%	8.8%	-6.4%	8.3%	4.6%
Adjusted segment EBITDA margin	6.9%	11.7%	-1.9%	11.2%	7.9%

Pursuit:
Revenue	$7,936	$44,665	$106,980	$14,287	$173,868
Segment operating income (loss)	$(10,275)	$9,938	$53,860	$(5,656)	$47,867
Integration costs	88	79	5	2	174
Acquisition transaction-related costs	188	—	—	12	200
FlyOver Iceland start-up costs	—	—	—	125	125
Adjusted segment operating income (loss)	(9,999)	10,017	53,865	(5,517)	48,366
Depreciation	2,751	4,582	5,794	2,938	16,065
Amortization	272	454	586	277	1,589
Adjusted Segment EBITDA	$(6,976)	$15,053	$60,245	$(2,302)	$66,020
Adjusted Segment EBITDA Attributable to Noncontrolling Interest	363	46	(1,848)	295	(1,144)
Adjusted Segment EBITDA Attributable to Viad	$(6,613)	$15,099	$58,397	$(2,007)	$64,876
Adjusted segment operating margin	**	22.4%	50.4%	-38.6%	27.8%
Adjusted segment EBITDA margin	-87.9%	33.7%	56.3%	-16.1%	38.0%

** Greater than +/- 100 percent